Exhibit 99.1

Higher One Holdings, Inc. Reports First Quarter 2016 Financial Results

●	First quarter gross revenue of $55.6 million, adjusted EPS from continuing operations of $0.13

●	Payments revenue increases 5%, to $23.4 million on increased transaction volumes

●	Remain on track for a second quarter close with the divestiture of the Disbursements business

New Haven, CT, May 5, 2016 – Higher One Holdings, Inc. (NYSE: ONE) (“Higher One” or the “Company”), today announced financial results for the first quarter of 2016. The Company reported first quarter 2016 gross revenue of $55.6 million, compared to $61.5 million in the first quarter 2015. Non-GAAP adjusted diluted EPS from continuing operation was $0.13 for the quarter, compared to $0.18 for the first quarter of 2015.

Marc Sheinbaum, President and Chief Executive Officer, said, “Our Payments business had a solid start to the year as processing volumes grew and we continued to add and deploy new business. Revenues in that area of our business grew five percent on a year over year basis lead by the fourteen percent growth in our SmartPay payment processing business.”

Sheinbaum added, “We obtained shareholder approval authorizing the sale of our Disbursements and student account business to Customers Bank. We remain on track for a second quarter close.”

GAAP financial results for the first quarter of 2016 compared to the first quarter of 2015:

●	Gross revenue decreased 9.7% to $55.6 million in the first quarter of 2016, compared to revenue of $61.5 million for the first quarter of 2015.
●	The Company recorded net income of $3.7 million for the first quarter of 2016, compared to net income of $6.9 million recorded for the first quarter of 2015.
●	GAAP diluted earnings per share was $0.08 for the first quarter of 2016, compared to GAAP diluted earnings per share of $0.14 for the first quarter of 2015.

Non-GAAP financial results for the first quarter of 2016 compared to the first quarter of 2015:

●	Non-GAAP adjusted EBITDA from continuing operations was $14.9 million in the first quarter of 2016, compared to $18.1 million in the first quarter of 2015.
●	Non-GAAP adjusted net income from continuing operations was $6.6 million for the first quarter of 2016, compared to $8.7 million for the first quarter of 2015.
●	Non-GAAP adjusted diluted earnings per share from continuing operations was $0.13 for the first quarter of 2016, compared to $0.18 for the first quarter of 2015.

In addition to consolidated financial information, the Company is providing select financial information relating to its continuing operations for its two lines of business for the first quarter of 2016 compared to the first quarter of 2015 (in thousands):

●

Disbursements revenue is comprised of both subscription fees for our Refund Management disbursement service as well as the transaction-based sources of interchange and service fees derived through OneAccounts.

Disbursements	2016	2015	% Change
Gross Revenue	$32,145	$39,211	-18.0%
Adjusted EBITDA	8,187	12,069	-32.2%
Income from Continuing Operations	3,833	8,527	-55.0%

●

Payments revenue is derived through our CASHNet and Campus Solutions products and consists of recurring software subscription fees as well as transactional fees generated by payment plan enrollments and payment processing convenience fees.

Payments	2016	2015	% Change
Gross Revenue	$23,406	$22,297	5.0%
Adjusted EBITDA	6,738	6,041	11.5%
Income from Continuing Operations	3,495	3,021	15.7%

Conference Call Information

Higher One will host a conference call at 8:30 a.m. EDT today to discuss first quarter results. The dial-in phone number is 866-499-3420 for domestic listeners and 678-562-4219 for international listeners. The conference ID number is 83026100. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures can be accessed through Higher One’s investor relations website at http://www.ir.higherone.com. In addition, an archive of the webcast will be available for 90 days through the same link. A replay of the call will be available at 855-859-2056 for domestic listeners and 404-537-3406 for international listeners. Please use the passcode 83026100 to access the replay.

About Higher One Holdings

Higher One Holdings, Inc. (NYSE: ONE) is a leading financial technology company focused on providing cost-saving solutions that enhance student service for the business office of colleges and universities. Higher One’s technologies for higher education institutions streamline the processes of financial aid disbursement and payment acceptance. Higher One also provides options for students and families to manage college-related expenses, such as unique student-banking services, and financial education through $tart with Change. Higher One supports more than 1,400 college and university campuses and more than 8 million students across the U.S. More information can be found at www.higherone.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Management’s projections and expectations are subject to a number of risks and uncertainties that could cause actual performance to differ materially from that predicted or implied.  Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words intended to identify information that is not historical in nature.  Forward-looking statements contained herein include, among others, statements concerning management’s expectations about future events and Higher One’s operating plans and performance, bank partners, the regulatory environment, banking fees, litigation, sales, and the expected benefits of acquisitions, and such statements are based on the current beliefs and expectations of Higher One management, as applicable, and are subject to known and unknown risks and uncertainties. There are a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These statements speak only as of the date they are made, and the Company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. The forward-looking statements in this press release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. For further information regarding the risks associated with Higher One’s business, please refer to Higher One’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the most recent fiscal year end, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Use of Non-GAAP Financial Measures

This release includes certain metrics presented on a non-GAAP basis, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, and non-GAAP adjusted EPS. We believe that these non-GAAP measures, which exclude amortization of intangibles, stock-based compensation, and certain non-recurring, non-cash impacts and other adjustments to our results, all net of taxes, provide useful information regarding normalized trends relating to the company’s financial condition and results of operations. Reconciliations of each non-GAAP measure to its closest comparable GAAP measure are included in this press release.

Contacts

Investor Relations:	Patrick Pearson, 203-776-7776 x4421, ppearson@higherone.com

Media Relations:	Shoba Lemoine, 203-776-7776 x4503, slemoine@higherone.com

Higher One Holdings, Inc.

Condensed Consolidated Statements of Operations

(In thousands of dollars, except share and per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue:
Account revenue	$30,704	$37,528
Payment transaction revenue	18,215	17,324
Higher education institution revenue	6,471	6,416
Other revenue	161	240
Revenue	55,551	61,508
Cost of revenue	25,931	27,747
Gross margin	29,620	33,761
Operating expenses:
General and administrative	17,327	17,541
Product development	1,757	1,405
Sales and marketing	2,787	3,267
Costs related to planned disposal of disbursements business	421	-
Total operating expenses	22,292	22,213
Income from continuing operations	7,328	11,548
Interest income	20	20
Interest expense	(603)	(1,144)
Other income	77	77
Net income before income taxes from continuing operations	6,822	10,501
Income tax expense from continuing operations	3,053	4,335
Income from continuing operations	3,769	6,166
Discontinued operations:
Income from operations	-	1,027
Loss on disposal	(32)	-
Income tax (expense) benefit	12	(333)
Income (loss) from discontinued operations	(20)	694
Net income	$3,749	$6,860

Weighted average shares outstanding
Basic	47,906,498	47,355,845
Diluted	49,145,249	47,820,951

Earnings per share of common stock - basic
Continuing operations	$0.08	$0.13
Net income per share	$0.08	$0.14

Earnings per share of common stock - diluted
Continuing operations	$0.08	$0.13
Net income per share	$0.08	$0.14

Net income	$3,749	$6,860
Foreign currency translation adjustment	-	-
Comprehensive income	$3,749	$6,860

Higher One Holdings, Inc.

Condensed Consolidated Operating Segment Statements of Operations

(In thousands of dollars, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue
Disbursements	$32,145	$39,211
Payments	23,406	22,297
Total revenues	55,551	61,508

Cost of revenue
Disbursements	14,614	16,728
Payments	11,317	11,019
Total cost of revenue	25,931	27,747

Gross margin
Disbursements	17,531	22,483
Payments	12,089	11,278
Total gross margin	29,620	33,761

Operating expenses
Disbursements	13,698	13,956
Payments	8,594	8,257
Total operating expenses	22,292	22,213

Income from continuing operations
Disbursements	3,833	8,527
Payments	3,495	3,021
Total income from continuing operations	$7,328	$11,548

Higher One Holdings, Inc.

Condensed Consolidated Balance Sheets

 (In thousands of dollars, except share and per share amounts)

(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$35,024	$26,868
Accounts receivable	6,610	5,052
Income receivable	6,546	9,227
Prepaid expenses and other current assets	6,186	8,059
Total current assets	54,366	$49,206
Deferred costs	3,207	3,753
Fixed assets, net	40,512	42,288
Intangible assets, net	29,855	31,430
Goodwill	53,022	53,022
Loan receivable related to New Markets Tax Credit financing	7,633	7,633
Other assets	2,850	2,909
Restricted cash	2,729	2,729
Total assets	194,174	192,970

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	2,743	3,040
Accrued expenses	18,548	19,675
Deferred revenue	16,118	17,145
Total current liabilities	37,409	39,860
Deferred revenue and other non-current liabilities	5,346	5,414
Loan payable and deferred contribution related to New Markets Tax Credit financing	8,483	8,561
Debt	29,000	29,000
Deferred tax liabilities	1,179	1,404
Total liabilities	81,417	84,239
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 60,366,127 shares issued and 48,280,322 shares outstanding at March 31, 2016 and 59,921,503 shares issued and 48,008,477 shares outstanding at December 31, 2015	60	60
Additional paid-in capital	191,668	191,391
Treasury stock, 12,085,805 and 11,913,026 shares at March 31, 2016 and December 31, 2015, respectively	(137,899)	(137,899)
Accumulated other comprehensive loss	(113)	(113)
Retained earnings	59,041	55,292
Total stockholders’ equity	112,757	108,731
Total liabilities and stockholders’ equity	$194,174	$192,970

Higher One Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

 (In thousands of dollars)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net income	$3,749	$6,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,573	5,170
Amortization of deferred finance costs	270	659
Loss on disposition of data analytics business	32	-
Stock-based compensation	1,126	2,198
Deferred income taxes	(473)	(945)
Income tax impacted related to exercise of stock options and tax payments related to the vesting of restricted stock units	(732)	(15)
Other income	(77)	(77)
Loss on disposal of fixed assets	47	10
Changes in operating assets and liabilities:
Accounts receivable	(1,558)	(3,104)
Income receivable	2,681	2,103
Deferred costs	(100)	(119)
Prepaid expenses and other current assets	1,873	3,014
Other assets	59	(639)
Accounts payable	(286)	259
Accrued expenses	(1,056)	2,860
Deferred revenue	(1,095)	(2,065)
Net cash provided by operating activities	9,033	16,169
Cash flows from investing activities
Purchases of fixed assets	(208)	(629)
Additions to internal use software	(677)	(1,354)
Net cash used in investing activities	(885)	(1,983)
Cash flows from financing activities
Repayments of line of credit	-	(35,000)
Payment of deferred financing costs	-	(4,456)
Excess tax benefit related to stock options	4	15
Proceeds from exercise of stock options	4	215
Net cash provided by (used in) financing activities	8	(39,226)
Effect of exchange rate changes on cash	-	-
Net change in cash and cash equivalents	8,156	(25,040)
Cash and cash equivalents at beginning of period	26,868	40,022
Cash and cash equivalents at end of period	$35,024	$14,982

Higher One Holdings, Inc.

Unaudited Supplemental Operating Data

(In thousands)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,
	2015	2015	2015	2015	2016

Refund Management SSE (1)	5,096	5,026	4,918	4,919	5,038
change from prior year period	0%	-2%	-2%	-3%	-1%

Ending OneAccounts (2)	2,179	2,007	2,038	1,965	1,959
change from prior year period	-5%	-4%	-7%	-8%	-10%

(1)

Refund Management SSE is defined as the number of students enrolled at institutions that have signed contracts to use the Refund Management disbursement service by the end of a given period as of the date the contract is signed (using the most up-to-date Integrated Postsecondary Education Data System data at that point in time). Refund Management SSE for all periods prior to September 30, 2015 reflects Fall 2013 provisional enrollment data from IPEDS. The effect of updating Refund Management SSE as of September 30, 2015 resulted in a decrease of approximately 98,000 SSE from the enrollment figures prior to that point in time.

(2)	Ending OneAccounts is defined as the number of accounts with a non-zero balance at the end of a given period.

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Income from Continuing Operations to

Non-GAAP Adjusted EBITDA from Continuing Operations

(In thousands)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
	(in thousands)

Income from continuing operations	$3,769	$6,166
Interest income	(20)	(20)
Interest expense	603	1,144
Income tax expense	3,053	4,335
Depreciation and amortization	4,573	4,457
EBITDA from continuing operations	11,978	16,082
Stock-based compensation expense	2,284	2,028
Costs related to planned disposal of disbursements business	421	-
Impact of legal settlements, net	242	-
Adjusted EBITDA from continuing operations	$14,925	$18,110

Higher One Holdings, Inc.

Unaudited Reconciliation of GAAP Income from Continuing Operations and Diluted EPS to Non-GAAP Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
	(in thousands)

Income from continuing operations	$3,769	$6,166

Impact of legal settlements, net	242	-
Costs related to planned disposal of disbursements business	421	-
Stock-based compensation expense - non-qualified stock option grants and restricted and cash-settled stock units	2,148	1,795
Amortization of acquisition-related intangible assets	1,270	1,270
Amortization of deferred finance costs	270	659
Total pre-tax adjustments	4,351	3,724
Tax rate	38.50%	38.50%
Tax adjustment	1,675	1,434
Adjustments, net of tax	2,676	2,290

Stock-based compensation expense - incentive stock option grants	135	233
Total after-tax adjustments	135	233

Adjusted net income from continuing operations	$6,580	$8,689

Diluted weighted average shares outstanding	49,145	47,821
GAAP income from continuing operations per share (diluted)	$0.08	$0.13
Non-GAAP adjusted net income from continuing operations per share (diluted)	$0.13	$0.18